UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri		64106
(Address of principal executive office)		(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On October 12, 2012, Entertainment Properties Trust (the “Company”) issued 5,000,000 shares of its 6.625% Series F cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the “Series F Preferred Shares”), pursuant to its previously announced underwritten public offering of the Series F Preferred Shares. The following is a summary description of the powers, preferences and rights of the Series F Preferred Shares and the general effect of the issuance of such shares on the Company’s other classes of securities holders. The description is a summary and, as such, does not purport to be complete and is subject to, and is qualified in its entirety, by reference to all of the terms and conditions of the Series F Preferred Shares in the related articles supplementary designating the powers, preferences and rights of the Series F Preferred Shares (the “Articles Supplementary”) and in the Company’s Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”).

Holders of Series F Preferred Shares will be entitled to receive cumulative cash distributions at a rate of 6.625% per annum of the $25.00 per share liquidation preference (equivalent to $1.65625 per year per share). Beginning on January 15, 2013, distributions on the Series F Preferred Shares will be payable quarterly in arrears on the 15th day of each January, April, July, and October or, if not a business day, the next business day. Distributions on the Series F Preferred Shares will be cumulative from the date of original issuance, or October 12, 2012. The Series F Preferred Shares rank senior to the Company’s common shares with respect to the payment of dividends and on a parity with the Company’s Series C, Series D and Series E preferred shares.

If the Company is liquidated, dissolved or wound up, holders of the Series F Preferred Shares will have the right to receive $25.00 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of the Company’s common shares and any other shares of beneficial interest ranking junior to the Series F Preferred Shares as to liquidation rights. The rights of the holders of the Series F Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s shares ranked on a parity with the Series F Preferred Shares, including the Company’s Series C, Series D and Series E preferred shares.

Holders of Series F Preferred Shares generally have no voting rights. However, if the Company does not pay distributions on the Series F Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series F Preferred Shares, voting together with the holders of any other class or series of the Company’s preferred shares which have similar voting rights, including the Series C, Series D and Series E preferred shares, will be entitled to vote for the election of two additional trustees to serve on the Company’s board of trustees until the Company pays all distributions which it owes on the preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series F Preferred Shares is required for the Company to authorize, create or increase capital shares ranking senior to the Series F Preferred Shares or to amend its declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series F Preferred Shares.

The Series F Preferred Shares do not have any maturity date, and the Company is not required to redeem the Series F Preferred Shares.

Generally, the Company may not redeem the Series F Preferred Shares until October 12, 2017. On and after October 12, 2017, the Company may, at its option, redeem the Series F Preferred Shares, in whole or in part, at any time at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including the redemption date.

In connection with a “Change of Control” (as defined below), the Company may, at its option, redeem the Series F Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions to, but not including the redemption date. Upon the occurrence of a Change of Control, each holder of Series F Preferred Shares will have the right, unless prior to the Change of Control Conversion Date (as defined below), the Company has timely provided notice of exercise of its redemption rights with respect to the Series F Preferred Shares (whether pursuant to its optional redemption right or special optional redemption right), to convert some or all of the Series F Preferred Shares held by such holder on the Change of Control Conversion Date (the “Change of Control Conversion Right”) into a number of the Company’s common shares per Series F Preferred Share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preferred Share distribution payment and prior to the corresponding Series F Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined below); and

•	1.1008 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the Change of Control Conversion Right and to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

If the Company has provided or provides a redemption notice (whether pursuant to the Company’s special optional redemption right or the Company’s optional redemption right) prior to the Change of Control Conversion Date in connection with a Change of Control holders of Series F Preferred Shares will not have any right to convert the Series F Preferred Shares in connection with the Change of Control Conversion Right, and any Series F Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

A “Change of Control” means that the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition), and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT or the NASDAQ Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ Stock Market.

The “Change of Control Conversion Date” will be the date the Series F Preferred Shares are to be converted, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice of occurrence of a Change of Control to the holders of Series F Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash; and (ii) the average of the closing prices for the Company’s common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is other than solely cash.

The foregoing is a summary of material terms of the Series F Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified in its entirety by, reference to all of the terms and conditions of the Series F Preferred Shares in the related Articles Supplementary and in the Company’s Declaration of Trust. The Articles Supplementary are attached as Exhibit 3.1 hereto, and are incorporated herein by reference. A form of the Series F Preferred Shares Certificate is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2012, the Company filed the Articles Supplementary with the Maryland Department of Assessments and Taxation designating the powers, preferences and rights of the Series F Preferred Shares. A summary description of the powers, preferences and rights of the Series F Preferred Shares is disclosed in Item 3.03 of this Current Report. The Articles Supplementary are attached as Exhibit 3.1 hereto, and are incorporated herein by reference. A form of the Series F Preferred Shares Certificate is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE ISSUANCE OF THE SERIES F PREFERRED SHARES. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary designating the powers, preferences and rights of the 6.625% Series F cumulative redeemable preferred shares.

4.1	Form of 6.625% Series F cumulative redeemable preferred shares certificate.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Series F Preferred Shares.

8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Series F Preferred Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: October 12, 2012

INDEX TO EXHIBITS

Exhibit	Description

3.1	Articles Supplementary designating the powers, preferences and rights of the 6.625% Series F cumulative redeemable preferred shares.

4.1	Form of 6.625% Series F cumulative redeemable preferred shares certificate.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Series F Preferred Shares.

8.1	Opinion of Stinson Morrison Hecker LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the Series F Preferred Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).